EXHIBIT 10.8

FIRST AMENDMENT TO

CONSULTING AGREEMENT

DATED AS OF JULY 2, 2012 BETWEEN

NTN BUZZTIME, INC. AND JABAM, INC.

The following amendments to the above-referenced Agreement between NTN BUZZTIME, INC. and JABAM INC. are made and effective as of December 31, 2012.

A.	Section 2.1 is amended to read, in its entirety, as follows:

The term of this Agreement shall commence on July 2, 2012 (the "Effective Date") and, unless earlier terminated in accordance with Section 7 shall expire on March 31, 2013.

NTN BUZZTIME, INC.	JABAM, INC.

By: /s/ Kendra Berger	By: /s/ Jeffrey A. Berg
Authorized Signature	Authorized Signature

Kendra Berger	Jeffery A. Berg
Print Name	Print Name

CFO	President
Title	Title

1/11/2013	1/11/2013
Date	Date